AGREEMENT TERMINATING SPLIT DOLLAR AGREEMENT, dated October 28, 2004, among PEGASUS COMMUNICATIONS CORPORATION, a Delaware corporation (the "Corporation"); TED S. LODGE, not in his individual capacity, but solely as Trustee (the "Trustee") under that certain irrevocable Deed of Trust of Marshall
W. Pagon, Settlor (known as the "2001 Marshall W. Pagon Insurance Trust," and hereinafter referred to as the "Trust"), dated December 6, 2001; and MARSHALL W. PAGON, a resident of Pennsylvania (the "Employee").

         The Corporation and the Trust are party to a Split Dollar Agreement, effective as of December 6, 2001 (the "Split Dollar Agreement"). Pursuant to the Split Dollar Agreement, the Trust has purchased the life insurance policies identified as the "Policies" in the Split Dollar Agreement; the Corporation has agreed to pay a portion of the premiums for the Policies as an additional employment or retirement benefit to the Employee; and the Trust has agreed to pay to the Corporation, from the death benefit or cash surrender value of the Policies, an amount equal to the amounts paid by the Corporation on account of the Policy premiums.

         A substantial question has arisen concerning whether the Corporation's payment of the premiums on the Policies constitutes a "personal loan" to or for the benefit of the Employee within the prohibition of section 4.02 of the Sarbanes-Oxley Act of 2002. As a result of this, the Corporation has refrained from making premium payments pursuant to the Split Dollar Agreement, and neither the Trust nor the Employee has received the benefit intended to be provided by the Split Dollar Agreement.

         The Corporation, the Trust, and the Employee have considered various alternatives to achieve the benefits intended to be provided by the Split Dollar Agreement and have concluded that it is in the best interest of all parties to terminate the Split Dollar Agreement on the terms set forth in this Agreement.

         NOW, THEREFORE, the parties agree as follows, intending to be legally bound.

         1. Termination of Split Dollar Agreement. The Split Dollar Agreement is hereby terminated, effective upon the Corporation's making the payment required under section 2. Without limiting the generality of the foregoing:

              (a) the Corporation shall have no obligation to make further payments on account of Policy premiums, including payments required to be made, but not made, before the date of this Agreement;

              (b) the Trust shall have no obligation to pay or cause to be paid to the Corporation the amount of Policy premiums previously paid by the Corporation, or any other amount payable under the Split Dollar Agreement; and

              (c) the Corporation hereby releases the collateral assignment of the Policies held by it pursuant to the Split Dollar Agreement, and agrees to execute

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         and deliver such further instruments and documents as shall be reasonably required to confirm such release.

The Trust will continue to be the sole owner of the Policies.

         2. Payment to Employee. Promptly upon the execution and delivery of this Agreement, the Corporation will pay to the Employee a lump-sum bonus of $2,261,021, subject to required tax and other payroll withholding. The amount of this payment has been calculated (as more fully set forth on Exhibit A) as follows:

         Present value of the Corporation's unpaid            $1,365,431
         payment obligations under the Split Dollar
         Agreement, net of the present value of the Trust's obligation to repay Corporation amounts paid by it under the Split Dollar
         Agreement

         Additional amount to make Employee
         whole for tax payments on above net amount              895,590
                                                              ----------


         Total payment                                        $2,261,021


         3.   Miscellaneous.

              (a) Binding Agreement. This Agreement is binding on and enforceable by and against the parties, their successors, legal representatives, and assigns. References herein to the "Trustee" shall include any additional or successor trustee under the Trust.

              (b) Governing Law. This Agreement will be governed by and construed according to the laws of Pennsylvania.

              (c) Severability. No part of this Agreement will be affected if any other part of its is held invalid or unenforceable.

              (d) Waiver. Any party's failure to insist on compliance or enforcement of any provision of this Agreement shall not affect its validity or constitute a waiver of future enforcement of that provision or of any other provision of this Agreement.

              (e) Copies. More than one copy of this Agreement may be executed and all parties agree and acknowledge that each executed copy shall be a duplicate original.

              (f) Gender and Number. Whenever the context of this Agreement requires, the masculine gender includes the feminine and neuter, and the singular number includes the plural and vice versa.

         IN WITNESS WHEREOF, the parties have executed this Agreement the date first written above.

                       PEGASUS COMMUNICATIONS CORPORATION



                                        By   /s/ Scott Blank
                                           -----------------
                                              Name: Scott A. Blank
                                              Title: Sr. Vice President





                                        /s/ Ted S. Lodge
                                        ----------------
                                        Ted S. Lodge, Trustee





                                        /s/ Marshall W. Pagon
                                        ---------------------
                                        Marshall W. Pagon

                                    EXHIBIT A



                     Calculation of Payment Under Section 2